                                  EXHIBIT 21.1


Subsidiaries of the Company:

Name                                                                   State of Incorporation
----                                                                   ----------------------
MFP, Inc.                                                              Tennessee
SAH Acquisition Corporation                                            Tennessee
Broadcast, Cable and Satellite Technologies, Inc.                      Texas
SAH Acquisition Corporation II                                         Tennessee
UBS                                                                    Texas
Collector's Edge of Tennessee, Inc.                                    Tennessee
